As filed with the Securities and Exchange Commission on November 14, 2016	Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

DIGITAL DONATIONS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	3577	47-4485832
State or other jurisdiction	Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

68 South Service Road, Suite 100

Melville, New York 11747

631-465-2163

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Keith Orlean

68 South Service Road, Suite 100

Melville, New York 11747

631-465-2163

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with copy to

Lee Cassidy, Esq.

215 Apolena Avenue

Newport Beach, California 92662

949-673-4510 949-673-4525 (fax)

Approximate Date of Commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.     ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462© under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.      ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.      ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions “large accelerated filer,” “accelerated file,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filed	☐
Non-accelerated filed	☐	Smaller reporting company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of Each Class of	to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Share	Offering Price	Fee (2)

Common Stock held by Selling Shareholders	8,751,920 shares	$1.50	$13,127,880	$1,522

Total	8,751,920 shares	$1.50	$13,127,880	$1,522

(1)	There is no current market for the securities and the price at which the Shares are being offered has been arbitrarily determined by the Company and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.
(2)	Paid by electronic transfer.

EXPLANATORY NOTE

This registration statement and the prospectus therein covers the registration of 8,751,920 shares of common stock offered by the holders thereof.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated November 14, 2016

DIGITAL DONATIONS TECHNOLOGIES, INC.

8,751,920 shares of common stock offered by selling shareholders at $1.50 per share

This prospectus relates to the offer and sale of (i) 8,751,920 shares of common stock (the “Shares”) of Digital Donations Technologies, Inc. (“DDTI” or the “Company”), $.0001 par value per share by the holders thereof who are deemed to be statutory underwriters. The shares offered by the selling shareholders (the “Shares”) will be offered at a price of $1.50 until the Company’s common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated pries, including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

The maximum number of Shares that can be sold pursuant to the terms of this offering by the selling shareholders is (in aggregate) 8,751,920 Shares. Funds received by the selling shareholders will be immediately available to such selling shareholders for use by them. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares. All costs incurred in the registration of the Shares and the Selling Shareholder Shares are being borne by the Company.

The offering will terminate twenty-four (24) months from the date that the registration statement relating to the Shares is declared effective, unless earlier fully subscribed or terminated by the Company. The Company intends to maintain the current status and accuracy of this prospectus and to allow selling shareholders to offer and sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

Prior to this offering, there has been no public market for the Company’s common stock. No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part.

Neither the Company nor any selling shareholders has any current arrangements nor entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares. If the Company or selling shareholders can locate and enter into any such arrangement(s), the Shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).

Assumed Price
To Public
Per Common Stock Share Offered	$1.50 per share

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act.

The Company’s independent auditors have issued a report raising substantial doubt of the Company’s ability to continue as a going concern.

These securities involve a high degree of risk. See “RISK FACTORS” contained in this prospectus beginning on page 4.

Keith Orlean

68 South Service Road, Suite 100

Melville, New York 11747

631-465-2163

Prospectus dated __________________, 2016

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. A potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company

History

Digital Donations Technologies, Inc., formerly known as Fishing Ridge Acquisition Corporation (“DDTI” or the “Company”), was incorporated in Delaware on May 21, 2015 and filed a registration statement on Form 10 with the Securities and Exchange Commission on July 28, 2015 and became a public reporting company sixty days thereafter.

In January, 2016, Fishing Ridge Acquisition Corporation changed its name to Digital Donations Technologies, Inc. pursuant to a change of control with the resignation of the then officers and directors, redemption of 19,500,000 shares of the 20,000,000 outstanding shares of its common stock, the appointment of new officers and directors and the issuance of 5,000,000 shares of common stock, pro rata, to the new shareholders of the Company.

On October 17, 2016 DDTI effected the acquisition of Digital Donations, Inc., a New York corporation (“Digital Donations”) (the “Acquisition”) as a wholly-owned subsidiary with the issuance of 79,084,807shares of its common stock in exchange for the 79,084,807 outstanding shares of common stock of Digital Donations Inc.

Prior to the Acquisition, the Company had no business or operations. Pursuant to the Acquisition, the Company acquired the business plan, operations and contracts of its now wholly-owned subsidiary, Digital Donations, Inc. (“Digital Donations”). Throughout the disclosure contained herein reference to the Company includes that information of its wholly-owned subsidiary, Digital Donations, as appropriate particularly in regard to financial information and operations.

Business

DDTI is an early-stage company formed to support the non-profit industry with innovative and cost effective fundraising technologies providing alternative payment and fundraising solutions giving consumers the option to make a small donation as part of a financial transaction such as at a checkout or ATM transaction. The Company is currently developing fundraising platforms which allow non-profit organizations (“NPO”) to present requests for contributions to potential donors at the time such possible donors pay for goods and services at the point of sale (“POS”) at participating merchants, ATM’s, mobile devices or via the Company’s online web site.

Risks and Uncertainties facing the Company

As a development stage company, the Company has no operating history and has experienced losses since its inception. The Company’s independent auditors have issued a report questioning the Company’s ability to continue as a going concern. That is, the Company needs to create a source of revenue or locate additional financing in order to continue its developmental plans. As a development stage company, management of the Company has no prior experience in building and selling projects similar to that planned by the Company and in marketing and distributing such projects on a broad scale.

One of the biggest challenges facing the Company is the ability to raise adequate capital to develop and execute project opportunities in the nonprofit fund-raising technology industry.

Due to financial constraints, the Company has to date conducted limited operations. If the Company were unable to develop strong and reliable sources of funding for project opportunities, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan. Moreover, the above assumes that the Company’s efforts are met with customer satisfaction in the marketplace and exhibit steady adoption of its solutions amongst the potential base of customers, neither of which are currently known or guaranteed.

Trading Market

Currently, there is no trading market for the securities of the Company. The Company intends to initially apply for admission to quotation of its securities on the OTC Bulletin Board as soon as possible which may be while this offering is still in process. There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board.

The Offering

The maximum number of Shares that can be sold pursuant to the terms of this offering is 8,751,920. The offering will terminate twenty-four (24) months from the date of this prospectus unless earlier terminated by the Company.

This prospectus relates to the offer and sale of 8,751,920 shares of common stock of Digital Donations Technologies, Inc. offered by the holders thereof who are deemed to be statutory underwriters. The selling shareholders will offer their shares at a price of $1.50 until such time as the Shares are quoted on the OTC Bulletin Board and only thereafter at prevailing market or privately negotiated prices in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale or at prevailing market if a market should develop.

Common stock outstanding before the offering	84,934,800	(1)

Common stock for sale by selling shareholders	8,751,920

Common stock outstanding after the offering	84,934,800

Offering Price per share	$1.50

Proceeds to the Company	$0

(1) Based on number of shares outstanding as of the date of this prospectus.

In the future, following the completion of this offering, the Company will most likely need to raise capital for the projects which it anticipates to develop. The Company anticipates that it may raise such capital by an offering of its shares of common stock. If the Company does effect equity offerings of its securities and if the price paid for shares offered in such an offering is less than paid by the purchasers of Shares, then such purchasers will suffer a dilution in the value of their shares. Furthermore the issuance of such additional shares may impact the ability of any investor to sell their Shares once such shares are eligible for sale. The Company cannot anticipate that it will be able to effect such additional offerings of its securities and then failure of it to do so may severely impact its available capital to develop any transportation systems or further its business plan.

RISK FACTORS

A purchase of any Shares is an investment in the Company’s common stock and involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in the registration statement of which this prospectus is a part, before the purchase of any Shares. If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer, the market price of the common stock would likely decline, and investors could lose all or a portion of their investment. The Company has listed the following risk factors which it believes to be those material to an investment decision in this offering.

The Company has limited operating history through its subsidiary.

The Company is a development stage company and has limited operating history. The Company is relying on management to actuate and develop its business plan through its operating subsidiary. The Company’s subsidiary has limited business history and an investor will be required to make an investment decision based largely on the management and the projected operations in light of the risks, expenses and uncertainties that may be encountered by engaging in the technological development and marketing of platforms for use in charitable donations at the time of electronic transactions.

The Company’s independent auditors have issued a report questioning the Company’s ability to continue as a going concern.

The notes contained in the financial statements of the Company’s wholly owned subsidiary, Digital Donations, for the year ended December 31, 2015 include a paragraph that explains that Digital Donations has incurred operating losses since inception and at December 31, 2015 had an accumulated deficit of $430,804 and incurred a net loss of $304,751. The ability of the Company to continue as a going concern is dependent on the Company’s ability to fund future operations through additional financing from investors and/or lenders or through the sale of its securities or through development of its operations. Due to these and other factors, the Company’s independent auditors have issued a report raising substantial doubt of the Company’s ability to continue as a going concern.

As of June 30, 2016, the Company has accumulated deficit of $587,876.

As of June 30, 2016, the Company had an accumulated deficit of $587,876 and in incurred a net loss of $157,072 during the six months ended June 30, 2016. This deficit may impact on the Company in various ways including, but not limited to, making it more difficult to borrow money, sell stock or to maintain a good market price.

The Company may not be able to meet its outstanding loan obligation

The Company’s wholly-owned subsidiary executed promissory notes totaling a principal amount of $30,000 payable 180 days from date of execution with interest at 24% per annum. Interest is payable quarterly. Without the influx of additional capital, the Company will not be able to meet the payment obligations for these loans when they become due. If the Company is not able to pay such obligations nor obtain a waiver or delay, it may face serious dissolution demands.

In order to continue operations the Company has undertaken a private offering of its securities in order to raise necessary funds.

In order to raise necessary funds to continue operations and meet its obligations, the Company is offering up to 5,000,000 shares of its common stock at a per share price of $1.00. The Company has initially sold shares at $.07 per share. There is no assurance that the Company can raise additional funds through its offering and without such influx of such capital, or without capital from other sources such as loans or debt offering, the Company may not be able to continue operations.

Investors in the offering will experience immediate dilution of the value of their shares.

Purchasers of the Shares will experience immediate dilution in the value of their Shares. Dilution represents the difference between the price per share paid by investors ($1.50) and the net tangible book value per share immediately after completion of the Offering. Net tangible book value per share is the net tangible assets of the Company (total assets less total liabilities less intangible assets), divided by the number of shares of common stock outstanding. At June 30, 2016, the Company’s net tangible per share book value was $0.0. Thus if at some other time, shares had been sold by the Company at a price less than the $1.50 paid by purchasers of the Shares or had been issued by the Company for services or as other non-cash consideration, then the value of such investor Shares immediately after purchase would be less than the purchase price. The Company has issued shares prior to the date of this prospectus at a price less than $1.50. In addition, the Company is currently offering up to 5,000,000 shares of its common stock at a price of $1.00 per share and has sold approximately 349,993 shares at an average approximate price of $.07 per share. The issuance of any shares pursuant to such private offering will immediately dilute the value of the Shares paid by investors pursuant to this prospectus. The Company anticipates issuing up to 15,000,000 shares of its common stock in an asset purchase. If the value of those assets are such that the value of the 15,000,000 shares is less than $1.50, then investors will experience additional dilution.

The offering price of the Shares has been arbitrarily determined and such price should not be used by an investor as an indicator of the fair market value of the Shares.

Currently there is no public market for the Company’s common stock. The offering price for the Shares has been arbitrarily determined and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. Thus an investor should be aware that the offering price does not reflect the fair market price of the Shares.

In order to actuate its business plan and further develop its technology, the Company will need additional capital

The Company will not receive any funds from the sale of the Shares offered herein and will require capital by loans, joint ventures or sale of its securities in order to execute its current business plan, namely to further develop the technology of its platforms for consumer donations at electronic transaction sites such as ATMs, checkout machines and web sites, If the Company were unable to locate such financing on terms acceptable to the Company, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan.

No assurance of commercial feasibility.

Even if the Company’s plans and projects are successfully initiated, there can be no assurance that such plans and projects will have any commercial success or advantage. Also, there is no assurance that the Company’s initiatives will perform as intended in the marketplace.

The Company’s developed software may experience unexpected “bugs” which may delay its release or impede its use.

The Company is developing its proprietary software and intends to effect beta and other testing to ensure efficient launch and usability. However, the Company’s software may experience or develop unanticipated “bugs” that would either delay its release or impede its use once released. Such delays or problems could impact the Company’s ability to generate revenue or could negatively affect any contractual relationships with users of the software.

There has been no prior public market for the Company’s common stock and the lack of such a market may make resale of the Shares difficult.

No prior public market has existed for the Company’s securities and the Company cannot assure any purchaser that a market will develop subsequent to this offering. The Company intends to apply for quotation of its common stock on the OTC Bulletin Board when appropriate. However, the Company does not know if it will be successful in such application, how long such application will take, or, if successful, that a market for the common stock will ever develop or continue on that or any other trading market. If for any reason a trading market for the Shares does not develop, investors may have difficulty selling their common stock should they desire to do so.

The Company’s election not to opt out of JOBS Act extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company’s common stock may be below $5.00 per Share. If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per Share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

The Board of Directors could use the issuance or designation of preferred stock to impede or discourage an acquisition of the Company that may otherwise be beneficial to some shareholders.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Company’s board of directors is required to make any determination to issue such preferred stock based on its judgment as to the best interests of the stockholders of the Company, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

The Company relies on only key managers whose absence or loss could adversely affect the business.

The Company relies on the services of its two key executives. The loss of the services of either such manager could adversely affect the business.

Costs incurred because the Company is a public company may affect the Company’s profitability.

As a public company, the Company incurs significant legal, accounting, and other expenses, and the Company is subject to the rules and regulations of the Securities and Exchange Commission relating to public disclosure that generally involve a substantial expenditure of financial resources. In addition, the Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC, requires changes in corporate governance practices of public companies. The Company expects that full compliance with such rules and regulations will significantly increase the Company’s legal and financial compliance costs and make some activities more time-consuming and costly, which may negatively impact the Company’s financial results. To the extent the Company’s earnings suffer as a result of the financial impact of the Company’s SEC reporting or compliance costs, the Company’s ability to develop an active trading market for the Company’s securities could be harmed.

The Company has a small financial and accounting organization. Being a public company strains the Company’s resources, diverts management’s attention and affects its ability to attract and retain qualified officers and directors.

As a reporting company, the Company is already subject to the reporting requirements of the Securities Exchange Act of 1934. However, the requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which are potentially prohibitive to the Company as it develops its business plan, products and scope. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company’s business, financial condition and results of operations.

FORWARD-LOOKING STATEMENTS

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate.

Such “forward-looking statements” can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “should” or “anticipates”, or the negative thereof, or other variations thereon or comparable terminology, or by discussion of strategy. No assurance can be given that the future results covered by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, which could cause actual results to vary materially from the future results covered in such forward-looking statements.

An investor should not rely on forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. The Company is not under a duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

DETERMINATION OF OFFERING PRICE

There is no public market for the Company’s common stock and the $1.50 price at which the Shares are being offered has been arbitrarily determined by the Company.

The Shares offered by the selling shareholders may be offered and sold, from time to time, by the selling shareholders described in this prospectus under the heading “Selling Shareholders” at an offering price of $1.50 per share until such time as the Shares are quoted on the OTC Bulletin Board and only thereafter may be offered at prevailing market or privately negotiated prices. The selling shareholders may sell the Shares by any means described in this prospectus under “Plan of Distribution.”

DIVIDEND POLICY

The Company does not anticipate that it will declare dividends in the foreseeable future but rather intends to use any future earnings for the development of its business. The Company’s board of directors may determine at some future date to declare dividends based on results of operations, financial condition, contractual restrictions, applicable law and other factors deemed relevant by the Board. Such dividend declaration is not currently contemplated.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the initial public offering price per share and the pro forma as adjusted net tangible book value per share of our common stock after this offering.

As of June 30, 2016, we had a historical net tangible book value (deficit) of $(46,407), or $(0.00) per share of common stock, based on 84,934,800 shares of common stock currently outstanding. Our historical net tangible book value represents total tangible assets less total liabilities at June 30, 2016. From July 1, 2016 through the date of this prospectus, our wholly owned subsidiary raised cash proceeds of $150,000 through the issuance of its common stock and notes payable. The shares issued by our subsidiary are included in the share count noted above. After adjusting for these cash proceeds and common stock and note issuances, our pro forma as adjusted net tangible book value as of June 30, 2016 is $73,593, or $0.00 per share.

Dilution per share to new investors is determined by subtracting pro forma as adjusted net tangible book value per share after this offering from the initial public offering price per share paid by new investors. The following table illustrates this dilution:

Assumed public offering price per share		$1.50
As adjusted pro forma tangible book value per share	$0.00
Increase in net tangible book value per share attributable to this offering	$0.00
As adjusted pro forma net tangible book value per share after this offering		$0.00
Dilution per share to new public investors		$1.50

A $1.00 increase (decrease) in the assumed initial public offering price of $1.50 per share would have no effect on the dilution per share to new investors.

The following table sets forth, on an as adjusted basis, the difference between the number of shares of common stock purchased from us, the total consideration paid, and the average price per share paid by our existing stockholders and the average price to be paid by new investors in this public offering before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, using an assumed public offering price of $1.50 per share of common stock. The total consideration paid by existing stockholders set forth below, $407,500 consists of cash consideration for our equity. The table does not include shares that we issued for services provided or for the acquisition of certain tangible assets.

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders	73,039,935	89%	$407,500	3%	$0.01
New investors	8,751,920	11%	$13,127,880	97%	$1.50
Totals	81,791,855	100.0%	$13,535,380	100.0%

SELLING SHAREHOLDER SALES

This prospectus relates to the sale of 8,751,920 outstanding shares of the Company’s common stock by the holders of those shares. The selling shareholders will offer their shares at an offering price of $1.50 per share until such time as the Shares are quoted on the OTC Bulletin Board and offered thereafter at prevailing market or privately negotiated prices including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale or at prevailing market if a market should develop.

Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the common stock. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. The distribution of the common stock by the selling shareholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately negotiated sales; by a combination of these methods; or by other means. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Shares.

PLAN OF DISTRIBUTION

General

The selling shareholders may seek an underwriter, broker-dealer or selling agent to sell the Shares. As of the date of this prospectus, no selling shareholder has entered into any arrangements with any underwriter, broker-dealer or selling agent for the sale of the Shares. The Company has no arrangements nor has entered into any agreement with any underwriters, broker-dealer or selling agents for the sale of the Shares.

The Company intends to maintain the currency and accuracy of this prospectus for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

Selling Shareholders

The selling shareholders will offer their shares at an offering price of $1.50 per share until such time as the Shares are quoted on the OTC Bulletin Board and offered thereafter at prevailing market or privately negotiated prices including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale or at prevailing market prices if a market should develop. The distribution of the Selling Shareholder Shares may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales, by a combination of these methods or by other means. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the Shares. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Shares.

Of the 8,751,920 Shares included in the registration statement, of which this prospectus is a part, 7,550,000 are held by three officers of the Company.

Resales of the Securities under State Securities Laws

The National Securities Market Improvement Act of 1996 (“NSMIA”) limits the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Resales of the Shares in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker).

DESCRIPTION OF SECURITIES

Capitalization

Pursuant to the Company’s certificate of incorporation and amendments thereto, the Company is authorized to issue 300,000,000 shares of common stock, par value $0.0001, of which 84,934,800shares were outstanding as of the date of the registration statement, of which this prospectus is a part. The Company is also authorized to issue 100,000,000 share of preferred stock, par value $0.0001, of which none are designated or outstanding.

Common Stock

The Company is registering 8,751,920 shares of common stock offered for sale to the public by the holders thereof (selling shareholders) at an offering price of $1.50 per share. The selling shareholders will offer the Shares at $1.50 until such time as the Shares are quoted on the OTC Bulletin Board and offered thereafter by the selling shareholders at prevailing market or privately negotiated prices including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale or at prevailing market prices if a market should develop.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. In addition to any vote required by law, the consent of at least a majority of the holders of the then-outstanding shares of common stock is required to (I) redeem, purchase or otherwise acquire any share of common stock, (ii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of common stock; or (iii) amend the Articles of Incorporation of the Company if such amendment would change any of the rights, preferences or privileges of the common stock.

Subject to preferences that may be applicable to any outstanding shares of preferred stock if any such preferred stock is designated and issued, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up, subject to the rights of the shares of preferred stock if so designated and issued, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities including the promissory notes issued by the Company.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder’s share value.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors. The voting powers and preferences, the relative rights of each series, and the qualifications, limitations, and restrictions on such preferred stock shall be established by the board of directors, except that no holder of preferred stock shall have preemptive rights.

Admission to Quotation on the OTC Bulletin Board

If and when the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board. There is no assurance that the Company will ever meet such qualifications. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

The Company has not paid any dividends to date. The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends in the foreseeable future.

THE BUSINESS AND BUSINESS PLAN

Business Operations and Business Plan

Digital Donations is headquartered in Melville, New York. Digital Donations provides alternative and new fundraising solutions for NPOs encompassing an array of techniques and technologies designed to assist large and small nonprofits to increase their donations and lower costs.

Digital Donations develops and distributes creative and innovative fundraising technologies and provides payment processing solutions that connect charities and foundations with the consumer and corporate America. The Digital Donations™ platform is available for integration to point of sale payment systems, ATMs, e-commerce, mobile commerce (MYGIV) and interactive video crowdfunding (CROWDGIV).

Through the process of integrating a donation request as part of a financial transaction, retailers, e-tailers and service providers have the ability to create a new or enhance their existing cause marketing program. In addition, the Digital Donation platform has the ability to connect nonprofits with corporate partnerships who have the opportunity to promote their products / services by offering rewards to donors. Rewards are a proven method of driving donor participation.

Products/Services

Digital Donations is a provider of alternative fundraising solutions for NPOs that allow consumers to make charitable donations as part of a financial transaction. The cornerstone of the business is the Digital Donations fundraising platform that allows charities to present requests for support to potential donors as the potential donors pay for goods and services purchased from participating merchants, at ATMs, mobile devices (MYGIV) or online through the CROWDGIV platform. These requests are for amounts called micro donations (under $10) and have the ability to reach large segments of the population.

The Digital Donations software automates the solicitation, collection, payment and reporting of these donations for non–profit organizations. The software can be integrated into new or existing payment processing platforms or can operate as a standalone solution for companies who have a corporate giving program in place or intend to develop a new one.

The Digital Donations suite of fundraising solutions and services are tailored for the special philanthropic business needs of clients. Digital Donations provides what it believes to be a unique approach to providing transaction processing services and credit card processing for many industries, such as retail, specialty retail, travel and hospitality, professional sports and fund raising events, health care, e-commerce, not-for-profit, municipalities, utilities, online bill payments, and many more. Most consumers are familiar with this form of fundraising technology having experienced being solicited at check-out either by a cashier or automatically through the credit card processing terminal).

Digital Donation Technology Platform

The Digital Donation’s technology can be applied to a variety of hardware devices, digital / mobile platforms, credit card payment terminals and ATMs that are used by numerous merchants, including retail stores, restaurants and banks.

When a customer makes a purchase at a merchant (Point of Sale), online, with a mobile device or a withdrawal at an ATM and uses a credit or debit card, the Digital Donations system presents the opportunity on the payment screen to donate to a charity. If the customer selects “yes” on the screen, several dollar amounts are presented for the customer’s selection, including a roundup and the option to choose “another amount”. Once the amount of the donation is approved, a receipt is printed for the customer showing the amount donated and, the name of the NPO to which the contribution was made. This receipt, provided either in hard copy or electronically, is the donor’s documentary evidence of their tax-deductible charitable contribution.

Point of Sale: Point of sale technology provides a donation request at the time a consumer completes the sale of goods or services–at the point of purchase/sale. This is a familiar technique seen at many store checkouts such as grocery, gas or clothing stores. This technology allows charities to present requests for support to potential donors as such potential donors pay for goods and services purchased from merchant.

ATM Fundraising: As Digital Donations continues in providing “alternative fundraising solutions”, it is one of the first companies to develop fundraising technology for the ATM industry at large. With ATMs offering such items as postage stamps, lottery tickets, and gift cards, Digital Donations determined to integrate fundraising technology into ATMs. An optional instant incentive program will provide advertisers / sponsors the ability to provide their offers and discounts to those who donate via on screen ads, mobile messaging, custom ATM wraps and by printing their offer on the customer receipt.

MYGIV (mobile device donation app): The myGIV mobile app developed by Digital Donations utilizes location based search and marketing (geo-targeting) and gamification (scratch off game) to deliver valuable rewards to consumers that make a small donation to a charitable cause. Registered myGIV users will have access to offers provided by retailers, restaurants and service providers where they can play, win and donate to redeem their reward. By connecting merchant rewards with a charitable cause it creates a mutual benefit for the donor, the cause and the merchant. myGIV works with local, regional and national businesses to develop new customers and retain existing ones through cause related marketing initiatives.

CROWDGIV (a crowdfunding technique), is a method of fundraising in which a large number of individuals are solicited to finance a new business venture or a charitable cause. Crowdfunding makes use of the easy accessibility of vast networks of friends, family and colleagues through social media networks like Facebook, Twitter and LinkedIn to get the word out about a fundraising campaign.

The Digital Donation’s CROWDGIV platform provides easy to navigate, “smart interface”, and allows for instant donation acceptance before, during or after viewing videos and the ability to share on multiple social networks with one click. A client can also send out individual or group emails by syncing its own contact list. Another unique part of the Digital Donation’s CROWDGIV platform is the ability to connect nonprofits with corporate partnerships who have the opportunity to promote their products / services by offering rewards to donors. Rewards are a proven method of driving donor participation.

Unlike the majority of crowdfunding sites, CROWDGIV’s model focuses solely on nonprofit fundraising. The platform allows individuals, nonprofits and corporate entities to set up fundraising campaigns on behalf of any qualified charitable, religious or educational organization they wish to support. A major part of the growth plan for CrowdGIV is extending the platform to offer individuals the ability to raise funds for personal needs similar to a GOFUNDME model.

As in most crowdfunding platforms, a user can select team fundraising which allows a non-profit or business to set up a master campaign and then invite others to set up sub-campaigns, (their own page) and set their own goals that feed the total objective of the master campaign. Each of these campaigns can be easily marketed to friends, family members and colleagues through social sharing, email or text, linking the request for a donation directly to your campaign page.

There are no costs to setup a campaign on CROWDGIV and no minimum fundraising requirements. Campaign costs are based on a number of factors which include credit card processing fees, platform and fundraising costs.

The Digital Donations Pledge

Digital Donations has credited The Digital Donations Pledge which it believes separates it from the others in the fundraising industry. The Digital Donations Pledge provides that any 501c3 in good standing that meets the requirements can apply for a minimum $5,000 in-kind donation pledge from Digital Donations. The non-profit organization can immediately use the donation to purchase products and services from Digital Donations at the lowest cost for any product or service offered by Digital Donations.

Some of the goods and services that can be purchased with pledge credits:

• CrowdGIV (Crowdfunding Platform) Campaign Development

• CrowdGIV (Crowdfunding Platform) Campaign Coaching

• Credit Card Processing

• Mobile Giving Campaigns

• Text to Give Campaigns

• Logo Design and Branding

• Website Design & Development

• PR and Writing Services

• Social Media Strategy Consulting

• Create and Manage Social Media

• Logo Premiums and Incentives

• Travel / Resort Packages, Hospitality and Events

Credit Card Payment Processing

The Company believes that the commoditization of the credit card processing industry has created an opportunity to utilize merchant accounts as part of an overall strategy for growth.

Digital Donations has entered into an agreement with WorldPay, a multi-national payment processing company, which affords it national account preferred pricing as a Visa-approved Payment Service Provider (PSP). WorldPay is the largest provider of ATM services in the United States www.worldpay.us.

The Company plans to combine this preferred pricing with the Digital Donations platform to create a new revenue stream for targeted accounts. Digital Donations has already entered into processing agreements with the American Cancer Society, American Heart Association, National Multiple Sclerosis, The Humane Society of the United States, Alzheimer’s Foundation and Morgan Stanley. These charities utilize the Company’s ATM fundraising technology and are presented as a fundraising opportunity to a consumer as that consumer withdraws cash from an ATM. Donations are collected by the Company and dispersed to the charity selected by the consumer. The Company bills each charity for its services and processing fees.

In addition, Messenger, a 100-year-old company that provides products and services to over 20,000 funeral homes across the U.S., has been working with Digital Donations to develop an application for a kiosk to accept donations at funeral services utilizing the Digital Donations platform.

As the Digital Donations business evolved, instead of focusing efforts on acquiring traditional credit card processing accounts Digital Donations chose to partner with major processing companies, ATM manufacturers / distributors with an existing base of customers and charities that provide access to major retailers and corporations that fit our target profile. With the development of Digital Donations as a “Processor Independent “ solution we now have the ability to integrate our technology into accounts where previously there was minimal opportunity for the company to capture a merchants processing business. This provides us with the ability to sell our solutions to accounts regardless of who they use as a processor.

Current contracts

The Company’s plan for success revolves around strategic agreements with NPOs, payment processors, integration partners, ATM manufacturers, distributors, mobile platforms and direct response companies. Working closely with NPOs and their corporate sponsors, many of which are merchants and service providers, the opportunity exists to integrate the Digital Donations platform into their point-of-sale systems, e-commerce shopping carts, ATMs and mobile devices that are capable of utilizing the Digital Donations technology.

United Charitable. United Charitable (UC) is a 501(c)(3) nonprofit organization whose mission is to make philanthropy accessible by providing comprehensive management of charitable programs and donor-advised foundations on a community, national, or global level. United Charitable serves as an umbrella organization for individuals or entities which are generally so small that they lack the infrastructure to run their non-profit. The Company , though its subsidiary Digital Donations, Inc., entered into an agreement in June 2014 to provide to the merchants within each of UC’s 500+ Programs access to the Digital Donations™ fundraising technology. Pursuant to the terms of the agreement the Company will work with selected merchants and use the Digital Donations Software to automate the solicitation, collection and delivery of charitable contributions to United Charitable at approved merchant locations.

Nautilus Hyosung. Nautilus Hyosung America is a subsidiary of South Korea Hyosung, Inc., a global leader in providing ATMs to the retail off-premises and financial institution markets. Since entering the North American market in 1998, Nautilus Hyosung America has shipped more than 200,000 ATMs and is the largest provider of ATMs in the United States. Nautilus Hyosung America is headquartered in Irving, Texas and has research and development support in its Global Software Center in Dayton, Ohio. In February, 2015, the Company, though its subsidiary Digital Donations, Inc., entered into a renewable three-year license agreement with Nautilus whereby the Company granted Nautilus the non0exclusive license to use the Company’s fundraising software technology and the Company’s trademark for ATM locations and ATM distributors.

WorldPay. WorldPay is a global card payment acquiring business with 450,000 merchants in the United States and operating in over 30 countries around the globe. WorldPay’s platforms allow customers to accept card payments both at point-of-sale and over the Internet. WorldPay is the largest provider of ATM services in the United States. The Company, through its subsidiary Digital Donations, Inc., entered into a processing agreement with WorldPay whereby WorldPay will provide authorization, electronic draft capture, submission of transactions to payment networks, and additional related services for sales originated by the Company.

Triton Manufacturing. With more than 200,000 ATMs shipped in over 24 countries worldwide, (130,000 in the United States) Triton has been a leader in ATM affordability and service for over 30 years. Digital Donations recently launched a national effort with Triton to allow charitable giving on ATMs currently in the marketplace. Through its subsidiary, Digital Donations, the Company entered into an agreement whereby Triton Systems of Delaware would act as an independent sales contractor in selling and marketing the Company’s fundraising and marketing platform. In addition Triton has appoint the Company as the exclusive provider of ATM fundraising technology and services on all Triton ATMS.

Revenues

Revenue is derived directly from the funds that are raised through the use of the Digital Donations technology and fundraising fees charged to the charity, credit card processing fees and products and services provided through the Pledge.

Fundraising service fees are expected to be determined by several factors including the number of retail locations and charities using the technology, volume of transactions and amount of donations processed on behalf of the charity. Payment processing income is determined by the amount charged to the business above the cost of processing (Interchange) which is determined by Visa/MasterCard, AMEX and Discover.

One hundred percent of funds received is deposited with the Company’s fiscal sponsor (United Charitable) which is responsible for managing all aspects of compliance and of forwarding donations to the chosen charity. Digital Donation’s professional fundraising and compliance management fees for NPO technology based revenues are billed to and paid by the NPO. This is accomplished without any up-front cost to the charity or impact on its personnel, and in most cases at a service fee that is well within non-profit industry parameters, as it directly relates to the cost of the funds raised.

In all its fundraising programs, Digital Donation is paid strictly on the success of the program’s ability to generate donations.

Current Sources of Revenue:

•	Credit and Debit Card Processing
•	Check processing

Future Sources of Revenue:

•	ATM Fundraising
•	CROWDGIV (crowdfunding)
•	Digital Donations Point of Sale Program
•	MYGIV (Mobile)
•	E-commerce Donation Checkout

The Market: Fundraising Services

According to the National Center on Charitable Statistics there are estimated to be over 1.5 million nonprofits in the United States. The Company believes that many of these nonprofits struggle to keep their doors open and lights on. With advances in technology there is a constant demand for every donated dollar leaving smaller nonprofits with limited resources behind the curve in implementing current technology trends. Nonprofits that don’t have the bandwidth or funding to establish a strong digital presence may be missing critical tools. Online marketing can raise money and awareness and draw the attention of potential funding sources.

The Company believes there is a considerable need for alternative fundraising solutions in the United States. In today’s uncertain economy NPOs are faced with the burden of reaching their fundraising goals with reduced opportunities and at costs that continue to rise, and are difficult to justify, causing fundraisers to look for new and alternative ways to seek donations for their organizations.

Point of Sale: In 2015, Cause Marketing Forum reported that more than $358 million was raised by 63 point of sale programs. The Company believes that the market for Digital Donations software is significant, as it has been developed to integrate into the majority of payment terminals manufactured by Verison, Equinox and Ingenico, which are the top three manufacturers in the world. Of this group, Verifone is the largest and manages payment acceptance in over 60% of our nation’s retailers.

ATMs: One of the key components to creating brand awareness and distribution for the Digital Donations fundraising suite has been the exclusive contracts with ATM manufacturers and distributors which provide a unique opportunity to create national exposure for the Digital Donations brand and the ability to accept donations for up to seven charities at any given time including the ability to respond to local, regional or global disasters immediately.

The Company believes that American consumers are relying on cash machines more than ever before and a great majority of consumers use ATM terminals as part of their everyday banking activity. An ATM machine can be found on almost every city block or in every grocery or market in the United States and most developed countries. The Company believes ATM donations fit perfectly into a non-profits evolving approach to donors and the evolution of the Digital Donations™ suite of solutions.

Crowdfunding: The Company believes that crowdfunding is poised to become a super-large industry by 2025 and increasing numbers of charitable organizations are looking to the power of the internet to fund their efforts. According to Bob Mulholland’s article Crowdfunding in the Modern Fundraising Platform: “Crowdfunded campaigns succeed in large part because of incentives that organizations promise in exchange for donations.”

Products in Development

PAYGIV™ (alternative payment solution): PAYGIV™ is an alternative payments solution that is designed to reduce the costs of processing and allow consumers to discreetly donate to a charity of their choice by simply using PAYGIV as a payment option when making a purchase or donation. Donors can also enable their accounts to automatically “roundup” a purchase to the nearest dollar or to set a fixed donation amount per month and send that amount directly to the nonprofit that they chose when registering their account. Merchants that accept PAYGIV will be able to utilize the Digital Donations rewards program or tie this activity to an existing rewards / loyalty program gaining an additional benefit for all parties.

PAYGIV™ Digital Wallet. The Company is also developing a PAYGIV™ digital wallet (e-wallet) which would allow consumers to register multiple credit/debit cards and bank account numbers that can be stored securely, eliminating the need to enter account information when transacting online or at the point of sale removing the need to carry credit or debit cards in order to make a purchase and donate.

PAYGIV™ Possible Benefits:

•	Less expensive for the Merchant to accept then Visa / MasterCard
•	Safer then credit cards (reduces fraud and stolen identity)
•	Automated donations from donors opting in to donate upon registration

•	Connects purchasing with charitable giving activity
•	Incorporates rewards and loyalty with every transaction and donation
•	Available as a private label program for eligible merchants

THE COMPANY

Background

The Company, formerly known as Fishing Ridge Acquisition Corporation, was incorporated in Delaware on May 21, 2015 and filed a registration statement on Form 10 with the Securities and Exchange Commission on July 28, 2015 and became a public reporting company sixty days thereafter. In January, 2016, Fishing Ridge Acquisition Corporation changed its name to Digital Donations Technologies, Inc. On January 7, 2016, the Company effected a change of control with the resignation of the then officers and directors, redemption of 19,500,000 shares of the 20,000,000 outstanding shares of its common stock, the appointment of new officers and directors and the issuance of 5,000,000 shares of common stock, pro rata, to the new shareholders of the Company.

The Company has an authorized capitalization of 300,000,000 shares of common stock and 100,000,000 shares of preferred stock. The Company has a fiscal year end of December 31. At the time of the Acquisition, there were 5,500,000 shares of common stock of the Company issued and outstanding. Subsequent to the Acquisition, there are 84,934,800 shares of the Company’s common stock outstanding.

Acquisition

On October 17, 2016, the Company acquired all the outstanding shares of common stock of Digital Donations, Inc., a New York company(the “Acquisition”). Prior to the Acquisition, the Company had no ongoing business or operations. Pursuant to the Acquisition, the Company has acquired the business and business plan of Digital Donations, Inc. which has become a wholly-owned subsidiary of the Company. Pursuant to the Acquisition, all the outstanding shares of Digital Donations, 79,084,807 shares, were exchanged for 79,084,807 shares of the Company’s common stock.

Employees

The Company has two executive officers and no employees. The Company’s wholly-owned subsidiary, Digital Donations, has two full time employees, one of whom is Keith Orlean, the President, director and shareholder of the Company and the other which is an employee of Mr. Orlean.

Subsidiaries

The Company has one wholly-owned subsidiary, Digital Donations, Inc.

Property

The Company has its headquarters at 68 South Service Road, Suite 100, Melville, New York 11747.

Legal Proceedings

There are no pending, threatened or actual legal proceedings in which the Company is a party.

Emerging Growth Company

Digital Donations Technologies, Inc., qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act which became law in April, 2012. The definition of an “emerging growth company” is a company with an initial public offering of common equity securities which occurred after December 8, 2011 and has less than $1 billion of total annual gross revenues during last completed fiscal year. The disclosure regarding the company and The Jumpstart Our Business Startups Act is incorporated herein by reference from the Form 10-12G filed on July 28, 2015.

Jumpstart Our Business Startups Act

In April, 2012, the Jumpstart Our Business Startups Act (“JOBS Act”) was enacted into law. The JOBS Act provides, among other things: Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies; Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934; Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings; Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and Exemption from registration by a non-reporting company offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and such sales are exempt from state law registration, documentation or offering requirements. In general, under the JOBS Act a company is an emerging growth company if its initial public offering (“IPO”) of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will not longer qualify as an emerging growth company after the earliest of

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company’s IPO;

(iii) the company’s issuance of more than $1 billion in nonconvertible debt in the prior three-year period; or

(iv) the company becoming a “larger accelerated filer” as defined under the Securities Exchange Act of 1934.

The Company meets the definition of an emerging growth company will be affected by some of the changes provided in the JOBS Act and certain of the new exemptions. The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below. Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company.

Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company’s independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after the date of the JOBS Act’s enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company’s accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company’s independent registered public accounting firm to file a report on the Company’s internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company’s internal control over financial reporting.

Section 102(a) of the JOBS Act goes on to exempt emerging growth companies from the requirements in 1934 Act § 14A(e) for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a road show.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

Legal Proceedings

There are no pending, threatened or actual legal proceedings in which the Company is a party.

Agreement with Tiber Creek Corporation

The Company entered into an agreement with Tiber Creek Corporation (“Tiber Creek”) whereby Tiber Creek would provide assistance in effecting transactions for the Company to become a public company, including the preparation and filing a registration statement with the Securities and Exchange Commission, advise and assistance on listing its securities on a trading exchange, assistance in establishing and maintaining relationships with market makers and broker-dealers and assistance in other transactions, marketing and corporate structure activities available at that time.

Reports to Security Holders

In July 2015, the Company (as Fishing Ridge Acquisition Corporation) filed a Form 10-12G general registration of securities pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant such Act and files with the Securities and Exchange Commission quarterly and annual reports and management shareholding information. The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests the same.

The Company’s documents filed with the Securities and Exchange Commission may be inspected at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001644825.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Company is a development stage company and was incorporated in the State of Delaware in May 2015. As of the periods from inception, through the date of this prospectus, the Company did not generate any revenue and incurred minimal expenses and operating losses, as part of its development stage activities. At December 31, 2015, the Company (through its wholly-owned subsidiary) experienced a net loss of $304,751, an accumulated deficit of$430,804 and total liabilities of $51,844.

As the result of the Acquisition Agreement and the change in business and operations of the Company, from an non-operating reporting company, to the business of becoming a provider of alternative fundraising solutions to the nonprofit industry, a discussion of the past, pre-Share Exchange financial results of Digital Donations Technologies, Inc., is not pertinent, and under applicable accounting principles the historical financial results of Digital Donations, Inc. the wholly owned operating subsidiary of Digital Donations Technologies, Inc., the accounting acquirer, prior to the Acquisition Agreement are considered the historical financial results of the Company.

The following discussion highlights Digital Donations, Inc.’s results of operations and the principal factors that have affected its financial condition as well as its liquidity and capital resources for the periods described, and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on Digital Donations, Inc.’s audited and unaudited financial statements contained in this Current Report, which have been prepared in accordance with United States generally accepted accounting principles. This discussion and analysis together with such financial statements and the related notes thereto.

Basis of Presentation

The audited financial statements for the fiscal year ended December 31, 2015 and the period from inception on March 10, 2014, to December 31, 2014, and the unaudited financial statements for our fiscal six months ended June 30, 2016 and 2015, include a summary of significant accounting policies and should be read in conjunction with the discussion below. In the opinion of management, all material adjustments necessary to present fairly the results of operations for such periods have been included in these audited financial statements. All such adjustments are of a normal recurring nature.

Overview of the Results of Operations for the Period from Inception on March 10, 2014 through December 31, 2014 and the year ended December 31, 2015

The following does not compare results from year to year because in 2014 Digital Donations, Inc. was near dormant. Instead the discussion concentrates on an overview of what occurred in each period.

Overview for the period ended December 31, 2014.

Digital Donations, Inc. was incorporated in March 2014 in the state of New York. No revenues were generated in 2014 as 2014 was not an operational year for the Company. Expenses were minimal. During the period from inception through December 31, 2014, total expenses outside the write-off of amounts advanced to a related party (see discussion below), were approximately $700. As discussed below, the Company did not truly commence operations until the second half of 2015.

Overview for the year ended December 31, 2015.

In 2015 the Company was still in the development stage and generated no revenues. The Company did not truly commence operations until the second half of the year. In the fourth quarter two employees were hired, one of which is an officer and director of the Company. Additionally, the Company issued shares of common stock for various consulting services and recorded an expense of $186,000. Approximately $10,000 was invested in software development as an aspect of the Company’s technology platform. The Company incurred approximately $36,000 in professional fees related to the costs incurred for financial statement audits, general legal work performed and investment banking services we received during 2015. Total salaries, wages and taxes paid during the fourth quarter were approximately $46,000.

The Company expects that going forward it will significantly increase the level of operations (see the discussion below under salaries and wages in the June 30, 2016 overview). In January 2016, the Company began generating revenues from credit card processing and check processing services provided to its clients in the NPO industry. In addition in the second and third quarter of 2016 the Company completed the development of the first set of its NPO platform technologies . The Company expects to begin marketing those first technologies into the marketplace in the fourth quarter of 2016 and expects to continue to work on development of the suite of NPO platform technologies going forward in 2016 and 2017.

In addition to the costs for 2015 noted above, the Company wrote off approximately $24,000, net, of amounts advanced to the same entity that the Company advanced funds (approximately $6,600) to in 2014.  The Company also advanced funds through June 30, 2016 to that same entity. Upon completion of the Acquisition Agreement, the Company will no longer make such advances. The amounts were advanced in order to assist the entity in winding down its operations. The Company will have one final transaction with the related party as it is the owner of the intangible assets the Company plans on purchasing (see Note 4 in the audited financial statements attached to this prospectus) in the fourth quarter of 2016.

Components of the Results of Operations for the Six Months Ended June 30, 2016 and June 30, 2015 (unaudited).

As noted above, the Company did not commence principal operations until after June 30, 2015. The discussion below therefore concentrates on activities during the six months ended June 30, 2016.

Overview for the Six Months Ended June 30, 2016.

Revenues. Through June 30, 2016, revenues were from the processing of credit card and check payments made to clients. As noted above, the Company completed development of the first NPO Platform technology in the third quarter of 2016 and expects to begin marketing of that product in the fourth quarter of 2016.

Research and development. Research and development expenses consist primarily of fees the Company is charged for developing the source code of the software platform enabling it to build new products as well as improve existing products. The Company expenses substantially all of its research and development costs as they are incurred. The Company expects that its research and development activities will increase in future periods as revenues provide the funding needed to assist the development work needed to bring products to market.

Salaries and Wages. Salaries and wages expenses consist primarily of salaries for one executive and one administrative staff, which amounted to approximately $81,000 for the six months ended June 30, 2016. In the fourth quarter of 2016, the Company has hired a new executive, the VP of Operations. The Company is not currently paying the new VP, but expects in the future that he will draw a base salary of $75,000 on an annual basis. In addition, as the Company grows, it expects that both of its founders will receive salaries from the Company at the rate of $175,000 each. Therefore the Company expects salaries and wages to increase in future periods.

Selling, General and Administrative Costs. Selling, general and administrative costs were approximately $118,000 for the six months ended June 30, 2016. These consisted primarily of Advertising and Marketing costs of $33,000, Rent expense of $21,500 and IT Service expense of $19,150. The Company expects these costs to increase in future periods as it continues to expand its operations.

Professional Fees. Professional fees were minor in the six months ended June 30, 2016. However, the Company expects professional fee costs to increase as the Company is a public reporting company with the Securities and Exchange Commission, which requires that it maintain relationships with both PCAOB registered audit firms and securities counsel to perform and assist with the SEC reporting requirements. In addition, the Company may also attempt to purchase other entities or assets and operations of other entities if the advantageous situation presents itself. This could require the Company to incur substantial professional fees.

Critical Accounting Policies

The Company believes that the following significant accounting policies, which are described in note 2 to the financial statements, involve a greater degree of judgment and complexity. Accordingly, these are the policies we believe are the most critical to aid in fully understanding and evaluating our financial condition and results of operations.

Estimates

The Company regularly evaluate the accounting estimates that used to prepare the financial statements. A complete summary of these policies is included in the Notes to the audited financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Revenue Recognition

The Company generates its revenue from administration and service fees of transactions on the Digital Donations fundraising platform, and from residual fees and commissions from the processing of payments made by customers to client merchants via debit or credit cards, or by manual checks. Revenue from these transactions is accounted for in the monthly period a donation is made or a payment processed.

For the brokering of credit card processing fees, the Company recognizes revenues at the time the credit card process transaction is approved, when its fee becomes fixed and determinable. For check processing, the Company recognizes revenue in the same manner, when the check is processed, as at that time its fee becomes fixed and determinable. In addition, because the Company only brokers these services, the revenue recognized is net of the fee charged by the actual process provider.

Financial Condition, Liquidity and Capital Resources

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in this Current Report and in the notes to the Digital Donations, Inc. financial statements, the Company has incurred operating losses, and at December 31, 2015, has a working capital deficiency of approximately $3,700. For the interim period ending June 2016, working capital deficiency amounted to $52,134. These factors raise substantial doubt about the ability of the Company to continue as a going concern.  Additionally, the Company’s independent registered public accounting firm included an explanatory paragraph in their report for the years ended December 31, 2015 and 2014 regarding concerns about the Company’s ability to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon our generating operating cash flow and raising capital sufficient to fund operations.  We have discussed our strategy and plans relating to these matters elsewhere in this Current Report although the financial statements included herein do not include any adjustments that might result from the outcome of these uncertainties. The Company’s business strategy may not be successful in addressing these issues, however, and if it cannot continue as a going concern, its stockholders may lose their entire investment.

As of June 30, 2016 and December 31, 2015, the Company had cash on hand of $3,952 and $48,080, respectively, and a working capital deficit of $52,134 and $3,764, respectively.  Its liquidity position at June 30, 2016, decreased as compared to December 31, 2015, by approximately $44,000. This decrease in cash can be attributed to the fact that the Company commenced principal operations in 2016, including entering into a lease for office space which also added correlated costs such as utilities, office supplies, etc., greatly increased funds spent for advertising and marketing, added third party support for IT services including customer support services, and an overall growth in other selling, general and administrative expenses. The negative cash flow could not be fully compensated by additional paid in capital.

In order to be able to achieve its strategic goals, the Company needs to further expand its business and financing activities. The Company’s aim to accomplish these goals by further developing its technology platform and correlated services. Expanding the technology platform and payment processing solutions will require future capital and liquidity expansion. Since inception in March 2014, the Company’s shareholders have contributed a significant amount of capital making it possible for it to develop our technology platform, services and activities. To continue to develop its product offerings and to expand services, a significant capital increase has been and will continue to be required. The Company believes it needs to raise additional capital from current shareholders and new investors.

In 2015, Digital Donations, Inc. raised approximately $177,000 in gross proceeds through the sale of its common stock to three new investors. In 2016, through June 30, Digital Donations, Inc. raised additional proceeds in the amount of $110,000 through the sale of its common stock to one new investor. From July 1, 2016 through the date of this prospectus, the Company raised $105,000 through the sale of its common stock. The Company received $30,000 from the issuance to two promissory notes.

Promissory Notes

On August 15, 2016, the Company’s wholly-owned subsidiary executed a promissory note in the amount of $25,000 payable in full 180 days from date of execution at an annual interest rate of 24% payable in two quarterly installments commencing on date of execution.

On October 12, 2016, the Company’s wholly-owned subsidiary executed a promissory note in the amount of $5,000 payable in full 180 days from date of execution at an annual interest rate of 24% payable in two quarterly installments commencing on date of execution.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements (as that term is defined in Item 303(a)(4)(ii) of Regulation S-K) as of June 30, 2016 that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Quantitative and Qualitative Disclosures About Market Risk

Not applicable.

MANAGEMENT

The following tables set forth information regarding the Company’s board of directors and its executive officers as well as those of the Company’s wholly-owned subsidiary, Digital Donations..

Officers and Directors of Digital Donations Technologies, Inc. (the “Company”)

Name	Age	Position

Keith Orlean	59	Chief Executive Officer and Treasurer, Director
Jeffrey Marder	59	President, Director

Officers and Directors of Digital Donations, Inc. (wholly-owned subsidiary)

Keith Orlean	59	President and Director
Jeffrey Marder	59	Chief Executive Officer and Director
Kenneth P. Murphy	64	Vice President, Operations Manager

Directors

The Company is authorized to have at least one director but no more than five. Each of the Company’s directors serves for a term of one year or until a successor is elected and qualified.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Company’s board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly.

Committees and Terms

The Board of Directors (the “Board”) has not established any committees. The Company will notify its shareholders for an annual shareholder meeting and that they may present proposals for inclusion in the Company’s proxy statement to be mailed in connection with any such annual meeting; such proposals must be received by the Company at least 90 days prior to the meeting. No other specific policy has been adopted in regard to the inclusion of shareholder nominations to the Board of Directors.

Jeffrey Marder

As co-founder and Chief Executive Officer of Digital Donations, Inc., Mr. Marder co-developed the Digital Donations technology platform and is responsible for setting corporate strategy, driving revenue, structuring and negotiating strategic agreements, and maintaining the company’s key relationships with market partners and non-profits on a day-to-day basis. His experience in transacting business with C-Suite executives and global organizations has been crucial to the signing of strategic agreements with major industry players and numerous national nonprofits. In 2013, Mr. Marder was asked to contribute and sit on the committee of ARTS (Association Retail Technology Standards) a division of the National Retail Federation to assist in creating a new standard that will be used at the retail point of sale, by POS distributors and software developers. This Standard released in November of 2013 is now available to retailers of big box stores allowing them to support charities nationwide or on a local, regional basis.

Prior to joining Digital Donations, Mr. Marder spent 16 years at Active International, a global full service media and financial services company. Mr. Marder has received numerous business accolades. In 2004 the executive management team of Active presented him with the most valuable contributor award. His previous responsibilities included VP of Business Development, where he led a team of executives that were responsible for global new business development and lead generation. The team under his direction and leadership concentrated on developing C-Suite relationships with fortune 500 / 1000 companies, resulting in 37mm in new business for 3 consecutive years. He also was responsible for training domestic and international sales associates and managing directors, which led to being promoted to Senior Vice President in 2006.

Keith Orlean

As co-founder and President of Digital Donations, Inc. Mr. Orlean draws on more than 20 years of experience in sales, marketing and business development in the electronic payments and financial services industry, setting the strategic direction of the Company. Although he oversees all aspects of the Company’s operations Mr. Orlean focuses specifically on new product development and developing relationships with payment processors, independent sales organizations and other industry resources that drive the continued growth of the Company.

His knowledge of the payments industry led to the development of products and services such as private label rewards and loyalty programs that increase customer loyalty and reduce attrition. Mr. Orlean applied this same strategy in developing the Digital Donations™ platform including a rewards component to drive donor participation. This alternative method of collecting and delivering donations to charities and foundations allows retailers, e-commerce businesses and ATM owners to develop a cause marketing strategy by integrating fundraising technology at the point of transaction. His relationships with major payment processors and software developers such as: Merchant First, TSYS, Global Payments, First Data, VeriFone, Chase Paymentech, and many others has been critical in the development and growth of the Digital Donations™ platform.

Kenneth P. Murphy, Jr.

Mr. Murphy brings 33 years experience in operations management and systems development, in both large corporations and business start-ups. During 16 years at Westinghouse Corporation he managed repair, production, and inventory operations consistently increasing productivity by 25% or more while reducing costs by 20% or more. When Westinghouse Electric Corporation was sold to ABB (Asea, Brown, Boveri), Mr. Murphy spent four years developing and implementing all procedures and systems, both physical and electronic, of an integrated supply operation to tightly coordinate vendor and supplier activities with plant production requirements, increasing “throughput” for plant operations by 20%. In 1994, he joined M B Hall Company as founding manager of an Integrated Supply Division (ISD). He not only developed all of ISD’s systems and processes, he also participated in marketing the Divisions services. Sales after 6 years were $5.6 million, with a gross profit margin of 20%. In 2000, Mr. Murphy joined with others to found a new company, QuixScan, Inc. The purpose of the company was to develop an integrated system for inventory management, sales tracking and fulfillment for multi-level-marketing organizations. Mr. Murphy oversaw product development, developed company control systems and processes and designed the backbone of the product, as well as a unique system to use laser barcode scanners to transmit product codes over the internet to record sales and request inventory replenishment (patent pending). Mr. Murphy developed and manages the systems for customer service, inventory and financial control for Digital EFT, LLC, of which he was a co-founder

EXECUTIVE COMPENSATION

Summary Compensation

The Company has not paid any executive compensation. In 2015, Keith Orlean received compensation of $39,000 as an employee of Digital Donations, Inc.

Anticipated Officer and Director Remuneration

The Company anticipates that Messrs. Marder and Orlean will each receive an annual salary of $175,000 for their services to the Company.

The Company has not entered into any employment agreements with any of its officers. It intends to pay annual salaries to such officers and will pay an annual stipend to its directors when the Board determines, in its sole discretion, that cash flow is sufficient to make such payments in light of other cash needs of the Company.

Although not presently offered, the Company anticipates that its officers and directors will be provided with a group health, vision and dental insurance program. In addition, the Company plans to offer 401(k) matching funds as a retirement benefit, paid vacation days and paid holidays.

Employment Agreements

The Company has not entered into any employment agreements with any officers or key personnel. The Company has no oral agreements or understandings with any officer or employee regarding base salary or other compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

		Percent of
Name and Position	Shares Owned	Class(1)
Keith Orlean, Director (2) CEO and Treasurer	37,500,000	44.3%

Jeffrey Marder, Director (2) President	37,500,000	44.3%

Kenneth Murphy, Jr. Vice President, Operations Manager	500,000	Less than 1%

All Officers and directors as a Group (3 persons)	75,500,000	89.2%

(1)	Based on 84,934,800 shares of common stock outstanding.
(2)	Consists of 2,500,000 shares issued on change of control and 35,000,000 shares issued pursuant to the Acquisition in exchange for the 35,000,000 shares of Digital Donations Inc. held.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Messrs. Orlean and Marder each owned 35,000,000 shares (44%) of the 79,084,807 outstanding shares of common stock of Digital Donations, Inc. The reorganization by which Digital Donations became a wholly owned subsidiary of the Company was not an arms length transaction. Messrs. Orlean and Marder serve as officers and directors of the Company and as the officers and directors of Digital Donations, Inc.

SELLING SHAREHOLDERS

The Company is registering for offer and sale by existing holders thereof 8,751,920 shares of common stock held by such shareholders. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares. The selling shareholders have no agreement with any underwriters with respect to the sale of the Selling Shareholder Shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $1.50 per share, until the close of the Offering.

The selling shareholders may from time to time offer the Selling Shareholder Shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the Selling Shareholder Shares for whom they may act as agents. Any agents, dealers or underwriters that participate in the distribution of the Selling Shareholder Shares may be deemed to be “underwriters” under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

The following table sets forth ownership of shares held by each person who is a selling shareholder.

	Before Offering				After Offering
	Number of			Shares	Number of
	Shares		Percent of	Offered	Shares		Percent of
Name	Owned		Class (1)	for Sale	Owned		Class (1)

Roger Bomgaars	55,000	*		5,500	49,500	*
AD Johnson	5,000	*		500	4,500	*
Arthur Priver	85,000	*		8,500	76,500	*
Bill Humbert	50,000	*		5,000	45,000	*
Charles Wood	15,000	*		1,500	13,500	*
Daniel Lazuran	350,000	*		35,000	315,000	*
Danny Votra	500,000	*		50,000	450,000	*
David Greenbaum	62,500	*		6,250	56,250	*
George Kreis	50,000	*		5,000	45,000	*
George Thompson	5,000	*		500	4,500	*
Glenn Charlesworth	500,000	*		50,000	450,000	*
MNTR, Inc.	941,795	*		141,270	800,525	*
James Rees	100,000	*		10,000	90,000	*
James Stockos	1,000	*		100	900	*
Steve Mandy	26,000	*		2,600	23,400	*
Vernon McMath	2,500	*		250	2,250	*
Jeff Chang	2,500	*		250	2,250	*
Jeff Glattstein	25,000	*		2,500	22,500	*
Jeff Marder	37,500,000		44.2%	3,750,000	33,750,000		44.3%
Joseph Kerin	25,000	*		2,500	22,500	*
Keith Orlean	37,500,000		44.2%	3,750,000	33,750,000		44.3%
Leslie Riehm	250,000	*		25,000	225,000	*
Lynn Otto	150,000	*		15,000	135,000	*
Pat Doran	25,000	*		2,500	22,500	*
Kenneth Paul Murphy	500,000	*		50,000	450,000	*
Pensco Trust	40,000	*		4,000	36,000	*
Perry Nolte	5,000	*		500	4,500	*
Peter Gremelion	20,000	*		2,000	18,000	*
Ralf Vogler	27,500	*		2,750	24,750	*
Reynold Laguerre	4,000	*		400	3,600	*
Robert Dasch	5,000	*		500	4,500	*
Steve Danielson	2,500	*		250	2,250	*
Stephen Itkin	250,000	*		25,000	225,000	*
Vitalya Chukas	5,227,005		6.2%	784,050	4,442,955		5.8%
Wesley Zmolek	20,000	*		2,000	18,000	*
Vincent DiCostanza	100,000	*		10,000	90,000	*
Robert Anderson	5,000	*		500	4,500	*
Herman Rosenberg	2,500	*		250	2,250	*
	84,434,800			8,751,920	75,682,880

*	Less than 1%.
(1)	Based on 84,934,800 shares outstanding as of the date of this prospectus.

DESCRIPTION OF SECURITIES

Capitalization

Pursuant to the Company’s certificate of incorporation and amendments thereto, the Company is authorized to issue 300,000,000 shares of common stock, par value $0.0001, of which 84,934,800 shares are outstanding as of the date of the registration statement, of which this prospectus is a part. The Company is also authorized to issue 100,000,000 share of preferred stock, par value $0.0001, of which none have been designated or issued.

Common Stock

The Company is registering 8,751,920 shares of common stock offered for sale the holders thereof (selling shareholders) at an offering price of $1.50 per share.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. In addition to any vote required by law, the consent of at least a majority of the holders of the then-outstanding shares of common stock is required to (i) redeem, purchase or otherwise acquire any share of common stock, (ii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of common stock; or (iii) amend the Articles of Incorporation of the Company if such amendment would change any of the rights, preferences or privileges of the common stock.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up, subject to the rights of the shares of preferred stock, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder’s share value.

In the case of dissolution of the Company, the shares of common stock are subordinate to the payment of the Company’s outstanding debts, including repayment of its current promissory notes.

Preferred Stock

The Company has 100,000,000 authorized undesignated shares of preferred stock. As of date hereof, no designation of any series of preferred stock has been created and no shares issued. The board of directors is has the authority to effect a series of preferred stock and designate the rights and preferences thereto.

The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, the Company has no plans to issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.

Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of the stockholders of the Company, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise. The Company has no present plans to issue any preferred stock.

Market Price

There is no public market for the Company’s common stock and there is no market price for the Company’s common stock.

Admission to Quotation on the OTC Bulletin Board

If and when the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board. There is no assurance that the Company will ever meet such qualifications. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. In addition, the Company must make available adequate current public information as required by applicable rules and regulations.

If the Company is not able to qualify for quotation on the OTC Bulletin Board or for other reasons, the Company may elect to have its securities initially traded in the OTC Markets Group Inc. (formerly the Pink OTC Markets, aka the “Pink Sheets”). The OTC Markets Group Inc. is the largest electronic marketplace for broker-dealers to trade unlisted stocks. In general there is greater liquidity for traded securities on the OTC Bulletin Board. It is not possible to predict where, if at all, the securities of the Company will be traded following the effectiveness of this registration statement.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Transfer Agent

Olde Monmouth Stock Transfer, Inc., Atlantic Highlands, New Jersey, serves as transfer agent for the Company’s wholly-owned subsidiary and the Company anticipates it will serve as transfer agent for the Company.

Dividends

The Company has not paid any dividends to date.

LEGAL MATTERS

Cassidy & Associates, Newport Beach, California,, has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Company.

INTEREST OF NAMED EXPERTS

L J Soldinger Associates, LLC, Deer Park, Illinois an independent registered public accounting firm, has audited the balance sheets of Digital Donations, Inc. as of December 31, 2015 and December 31, 2014 and the related statements of operations, changes in members’ equity (deficit), and cash flows for the year ended December 31, 2015 and for the period from March 10, 2014 (Inception) through December 31, 2014. The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of L J Soldinger Associates LLC, given their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company’s Certificate of Incorporation include an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders by reason of a breach of the director’s fiduciary except (i) for any breach of the director’s duty of loyalty to the Company or its shareholders or (ii) for acts or omissions not in good faith or which involve intentional misconduct of (iii) for unlawful payment of dividend or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

The Bylaws of the Company provide that the Company shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification. Section 145 of the Delaware General Corporation Law (“DCL”) empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s by-laws, any agreement, vote of shareholders or otherwise.

The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The Certificate of Incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

FINANCIAL STATEMENTS

L J Soldinger Associates, LLC, Deer Park, Illinois an independent registered public accounting firm, has audited the balance sheets of Digital Donations, Inc. as of December 31, 2015 and December 31, 2014 and the related statements of operations, changes in members’ equity (deficit), and cash flows for the year ended December 31, 2015 and for the period from March 10, 2014 (Inception) through December 31, 2014. The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of L J Soldinger Associates LLC, given their authority as experts in accounting and auditing.

Digital Donations, Inc.
Balance Sheets
As of June 30, 2016 and December 31, 2015
(Unaudited)

	2016	2015

Assets
Current Assets
Cash and cash equivalents	$3,952	$48,080
Accounts receivable - Trade	$9,828
Advances to shareholders	$1,133
Total Current Assets	$14,913	$48,080

Fixed Assets
Equipment	$6,076
Accumulated depreciation	$(349)
Fixed Assets, net	$5,727	$-

Total Assets	$20,640	$48,080

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable	$23,918	$8,535
Accrued liabilities	$43,129	$37,408
Advance from shareholder		$5,901
Total Current Liabilities	$67,047	$51,844

Commitments and Contingencies

Stockholders’ Equity (Deficit)
Preferred Stock, $0.001 par value; 100,000,000 shares authorized at June 30, 2016 and December 31, 2015; 0 shares issued and outstanding as of June 30, 2016 and December 31, 2015.	$-
Common Stock, $0.001 par value; 300,000,000 shares authorized at June 30, 2016 and December 31, 2015; 75,992,327 and 74,390,337 shares issued, issuable and outstanding at June 30, 2016 and December 31, 2015, respectively	$75,992	$74,390
Additional paid-in capital	$465,477	$352,650
Accumulated deficit	$(587,876)	$(430,804)
Total Stockholders’ Equity (Deficit)	$(46,407)	$(3,764)

Total Liabilities and Stockholders’ Equity (Deficit)	$20,640	$48,080

Digital Donations, Inc.
Statements of Operations
(Unaudited)

For the Six Months Ended June 30,	2016	2015

Revenues
Payment processing income	$58,783	$-

Operating Expenses
Payroll expenses	81,045	-
Legal and professional	3,118	160
Selling, general and administrative	117,518	(69)
Research and development expense	13,892
Total Operating Expenses	215,573	91

Operating Loss	(156,790)	(91)

Other Income and Expense
Other income	67
Depreciation Expense	(349)
Total Other Income and Expense	(282)	-

Net Loss	$(157,072)	$(91)

Digital Donations, Inc.
Statements of Stockholders’ Equity (Deficit)
(Unaudited)

	Common Stock		Additional Paid in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity (Deficit)

Balance, December 31, 2014	300,000,000	$300,000		$(306,053)	$(6,053)

Cancellation of founders shares	(230,000,000)	(230,000)		230,000	0
Net loss				(91)	(91)

Balance, June 30, 2015	70,000,000	70,000	0	(76,144)	(6,144)

Issuance of common stock	1,792,466	1,792	174,708		176,500
Costs of Issuance			(5,026)		(5,026)
Non-employee stock compensation	2,597,871	2,598	182,968		185,566
Dividend				(50,000)	(50,000)
Net Loss				(304,660)	(304,660)

Balance, December 31, 2015	74,390,337	74,390	352,650	(430,804)	(3,764)

Issuance of common stock	1,539,969	1,540	108,459		109,999
Non-employee stock compensation	62,021	62	4,368		4,430
Net Loss				(157,072)	(157,072)

Balance, June 30, 2016	75,992,327	$75,992	$465,477	$(587,876)	$(46,407)

Digital Donations, Inc.
Statement of Cash Flows
(Unaudited)

For the Six Months Ended June 30,	2016	2015

Operating Activities
Net loss	$(157,072)	$(91)
Adjustments to reconcile net loss to
Net cash used in operating activities
Depreciation	349
Stock based compensation	4,430
Impairment of related party advances	(9,245)	6,416
Changes in operating assets and liabilities:
Cash deficit		243
Accounts receivable	(9,828)
Accounts payable and accrued expenses	21,102
Net Cash Used in Operating Activities	(150,264)	6,568

Investing Activities
Purchases of equipment	(6,076)
(Advances to)/Repayments from Related Parties, net	9,245	(6,416)
Net Cash Used in Investing Activities	3,169	(6,416)

Financing Activities
Proceeds from/(Repayments to) shareholder advances, net	(7,033)	(751)
Dividends	-
Proceeds from sale of common stock	110,000
Issuance costs paid	-
Net Cash Provided by Investing Activities	102,967	(751)

Net Increase in Cash and Cash Equivalents	(44,128)	(599)

Cash and Cash Equivalents, beginning of year/period	48,080	599

Cash and Cash Equivalents, end of year/period	$3,952	$-
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Digital Donations, Inc.

Notes to the Unaudited Condensed Financial Statements

1.	Organization and Nature of Operations

Description of Business

Digital Donations, Inc. (the “Company”) was incorporated on March 10, 2014, under the laws of the State of New York. The business purpose of the Company is to continuously develop alternative payments and fundraising solutions that allow consumers to make a small donation as part of a financial transaction. The Company is currently developing proprietary fundraising platforms which allow non-profit organizations (“NPO” or “NPOs”) to present requests for support to potential donors, as they pay for goods and services purchased at the point of sale (“POS”) at participating merchants, ATM’s, mobile devices or via the Company’s website online.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The condensed financial statements included herein are unaudited. Such financial statements, in the opinion of management, contain all adjustments necessary to present fairly the financial position and results of operations as of and for the periods indicated. All such adjustments are of a normal recurring nature. These interim results are not necessarily indicative of the results to be expected for the fiscal year ending December 31, 2016 or for any other period. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. The Company believes that the disclosures are adequate to make the interim information presented not misleading.

Going Concern

The Company has incurred operating losses since inception as it has sought to develop alternative payments and fundraising solutions to its target market. As of June 30, 2016, the Company had an accumulated deficit of $587,876 and a cash balance of $3,952. During the six months ended June 30, 2016, the Company incurred a net loss of $157,072, negative cash flows from operating activities of $150,264 and had shareholders’ deficit of $46,405.

These factors raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to fund future operations through additional financing from investors and/or lenders, and through October 12, had raised $381,500 (see Note 5).

However, there can be no assurance that the Company will be successful in raising the additional funds needed. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Digital Donations, Inc.

Notes to the Unaudited Condensed Financial Statements

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Although these estimates are based upon management’s best knowledge of current events and actions that the Company may undertake in the future, actual results could differ from those estimates.

Revenue Recognition

The Company generates its revenue from administration and service fees of transactions on the Digital Donations fundraising platform, and from residual fees and commissions from the processing of payments made by customers to client merchants via debit or credit cards, or by manual checks. Revenue from these transactions is accounted for in the monthly period a donation is made or a payment processed.

For the brokering of credit card processing fees, the Company recognizes revenues at the time the credit card process transaction is approved, when its fee becomes fixed and determinable. For check processing, the Company recognizes revenue in the same manner, when the check is processed, as at that time its fee becomes fixed and determinable. In addition, because the Company only brokers these services, the revenue recognized is net of the fee charged by the actual process provider.

Income Taxes

On January 1, 2015, the Company filed an election with the United States Treasury to be taxed under the Subchapter S provisions of Chapter 1 of the Internal Revenue Code, whereby all income and losses pass through to the shareholders. Accordingly, the Company does not record any tax asset or provision, either current or deferred.

Advertising and Promotional Costs

Advertising and promotional costs are expensed as incurred. Advertising and promotional costs totaled $33,426 and $0 for the six months ended June 30, 2016 and June 30, 2015, respectively. The costs are included in other operating expenses in the accompanying statements of operations.

Software Development Costs

Software development costs are expensed as incurred until a product’s technological feasibility has been established. Any cost incurred after establishment of the products technological feasibility until its general release are capitalized. Through June 30, 2016, none of the software in development has reached a stage of technological feasibility and, accordingly, none has been released. As such, there are no capitalized software development costs on the accompanying balance sheets.

Digital Donations, Inc.

Notes to the Unaudited Condensed Financial Statements

Pro Forma Financial Information

As discussed in above, the Company filed to be taxed as a Subchapter S Company with the Internal Revenue Service. Upon closing of the Merger (see Note 5), its tax status will change to that of a corporation. The change will result in the post-merger company becoming obligated for the tax liabilities for the portion of income generated subsequent to the date of the merger, whereas the previous income and associated liability was passed through to the Company shareholders.

Pursuant to Securities and Exchange Commission Staff Accounting Bulletin Number 1B.2 “Pro Forma Financial Statements and Earnings per Share” (“SAB 1B.2”), pro forma information on the face of the income statement has been presented which reflects the pro forma impact as if the Company had changed its tax status and capital structure at the commencement of operations on March 10, 2014 and was therefore subject to income taxes. This presentation reflects the Company generating current deferred tax asset for losses during the period presented and having the preferred shares outstanding that were given as consideration for the merger.

3.	Stockholders’ Equity (Deficit)

At June 30, 2016, the Company has authorized 400,000,000 shares of capital stock, consisting of 100,000,000 shares (par value of $0.001 per share) of preferred stock and 300,000,000 shares (par value of $0.001 per share) of common stock. The total number of shares of common stock issued and outstanding at June 30, 2016 and December 31, 2015, was 75,992,327 and 74,390,337, respectively.

In January 2016, the Company sold stock to an investor at $0.0714 per share for cash proceeds of $25,000 and will issue 349,993 shares of its common stock.

In March 2016, the Company sold stock to an investor at $0.0714 per share for cash proceeds of $50,000 and will issue 699,986 shares of its commons stock.

In April 2016, the Company sold stock to an investor at $0.0714 per share for cash proceeds of $20,000 and will issue 279,994 shares of its common stock.

In May 2016, the Company sold stock to an investor at $0.0714 per share for cash proceeds of $5,000 and will issue 69,999 shares of its common stock.

In June 2016, the Company sold stock to an investor at $0.0714 per share for cash proceeds of $10,000 and will issue 139,997 shares of its common stock.

The issuances described above were offered to accredited investors as defined in Rule 501 and subject to exemptions provided under Rule 506 of Regulation D of the Securities and Exchange Acts.

Digital Donations, Inc.

Notes to the Unaudited Condensed Financial Statements

4.	Related Party Transactions

During 2014 and 2015, Digital Donations, Inc. advanced funds on a net basis to a company in which the two founders of the Digital Donations, Inc. are also majority owners. As of June 30, 2016 and December 31, 2015, the Company had advanced, net, approximately $20,800 and $30,000, respectively. The related entity during this period was under significant liquidity pressures and in 2016, the owners of the related entity decided to begin winding down the entity. Because of this, the Company fully impaired the net advances as of June 30, 2016 and December 31, 2015, which resulted in an impairment recovery of $9,245 in 2016 and an impairment expense of $23,621 in 2015, both being recorded within the general and administrative expense line item on the statement of operations for the six month period ended June 30, 2016 and the year ended December 31, 2015.

Prior to the incorporation of the Company, the founders began work in the related entity noted above on what later was incorporated into Digital Donations, Inc. As part of that beginning work, they created and purchased the logo, trade name and trade mark that the Company now uses. However, because of the serious financial issues with the related entity, no work outside of the creation and purchase of the logo, trade name and trade mark ever commenced in the related entity. In 2016 the Company expects to enter into a transaction with the related entity to acquire the logo, trade name and trade mark and expects to issue its equity in consideration for those items due to the current liquidity situation of the Company. Because the intangible items will be purchased from a related entity, the Company will record intangible assets purchased at the historical cost incurred by the related entity to acquire those intangibles as the purchase price.

During 2014 the founders of the Company made unsecured, non-interest bearing advances to the Company that totaled $6,652 as of December 31, 2014. During the six months ended June 30, 2016 and the year ended December 31, 2015, the Company received net repayments totaling $4,769 and $751, respectively, against those advances and as of June 30, 2016, the balance due from the shareholder was $1,132. No amounts have been imputed as interest in these financial statements as the amount would be immaterial.

5.	Subsequent Events

From July 1, 2016 through October 12, 2016, the Company raised gross cash proceeds of $95,000 through the issuance of its common stock in private placements to accredited investors. The Company will issue 1,329,973 shares for the funds received.

In August and October, 2016 the Company issued two promissory notes for $25,000 and $5,000 respectively. The notes are unsecured, bear interest at the rate of 24% per annum and have a term of 180 days from issuance.

Digital Donations, Inc.

Notes to the Unaudited Condensed Financial Statements

On October 7, 2016, the Board of Directors of the Company authorized the issuance of 2,100,000 shares of the Company’s common stock to 8 individuals. The shares were meant to be originally issued at founding as founders shares, but were not authorized until the board meeting noted herein.

On October 17, 2016, the Company entered into a transaction with Digital Donations Technologies, Inc. (“DDTI”), in which DDTI issued 79,084,807 shares to the shareholders of DDI in exchange for 100% of the then issued and outstanding shares of the Company’s common stock, and at which time DDI became a wholly owned subsidiary of DDTI. At the time of the transaction, DDTI was a reporting public shell corporation as defined by the US Securities and Exchange Commission. The effect of this transaction will be that the financials of DDI will become those of DDTI from the date of the transaction forward. In addition, the merger resulted in the cancellation of the Company’s status with the Internal Revenue Service as an S Corporation and the Company is now a C corporation, which means that on a go-forward basis, income earned by the Company will be taxed at the corporation level and not passed through to shareholders.

In October and November, 2016, the Company issued to one shareholder and aggregate of 349,993 shares for a total of $25,000.

Digital Donations, Inc.

Financial Statements

For the Year Ended December 31, 2015

and the Period from March 10, 2014 (inception)

to December 31, 2014

Digital Donations, Inc.

Digital Donations, Inc.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Digital Donations, Inc.:

We have audited the accompanying balance sheets of Digital Donations, Inc. as of December 31, 2015 and December 31, 2014, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the year ended December 31, 2015 and for the period from inception on March 10, 2014 through December 31, 2014. Digital Donations, Inc. management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Digital Donations, Inc. as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the year ended December 31, 2015 and for the period from inception on March 10, 2014 through December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred losses from operations since inception and is dependent upon access to additional external financing. These conditions raise substantial doubt concerning its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ L J Soldinger Associates, LLC
Deer Park, Illinois
October 17, 2016

F-1

Digital Donations, Inc

Balance Sheets

December 31,	2015	2014

Assets

Current Assets
Cash and cash equivalents	$48,080	$599

Total Current Assets	48,080	599

Total Assets	$48,080	$599

Liabilities and Stockholders’ Equity (Deficit)

Current Liabilities
Accounts payable	$8,535	$-
Accrued liabilities	37,408	-
Advances from stockholder	5,901	6,652

Total Current Liabilities	51,844	6,652

Commitments and Contingencies	-	-

Stockholders’ Equity (Deficit)
Preferred Stock, $0.001 par value; 100,000,000 and 0 shares authorized at December 31, 2015 and 2014, respectively; 0 shares issued and outstanding as of December 31, 2015 and 2014	-	-
Common Stock, $0.001 par value at December 31, 2015 and 2014; 300,000,000 shares authorized at December 31, 2015 and 2014; 74,390,337 and 300,000,000 shares issued, issuable and outstanding at December 31, 2015 and 2014, respectively	74,390	300,000
Additional paid-in capital	352,650	-
Accumulated deficit	(430,804)	(306,053)

Total Stockholders’ Equity (Deficit)	(3,764)	(6,053)

Total Liabilities and Stockholders’ Equity (Deficit)	$48,080	$599

See accompanying notes to financial statements.

F-2

Digital Donations, Inc.

Statements of Operations

	Year Ended December 31, 2015	Period from March 10, 2014 (inception) to December 31, 2014

Operating Expenses

Payroll expenses	$45,645	$-
Legal and professional fees	35,968	-
Software development costs	9,387	-
General and administrative	213,751	7,053

Total Operating Expenses	304,751	7,053

Net Loss	$(304,751)	$(7,053)

Pro forma information (Unaudited)

Net loss from operations	$(304,751)	$(7,053)
Pro forma income tax benefit	103,600	2,400
Pro forma net loss	$(201,151)	$(4,653)

Pro forma basic and diluted loss per share	$(0.00)	$(0.00)

Pro forma basic and diluted
Weighted average shares outstanding	71,175,150	71,000,000

See accompanying notes to financial statements.

F-3

Digital Donations, Inc.

Statements of Stockholders’ Equity (Deficit)

					Total Stockholder’s
	Common Stock		Additional Paid in	Accumulated	Equity
	Shares	Amount	Capital	Deficit	(Deficit)

Balance, March 10, 2014 (inception)	-	$-	$-	$-	$-

Issuance of common stock to founders	300,000,000	300,000	-	(299,000)	1,000
Net loss	-	-	-	(7,053)	(7,053)

Balance, December 31, 2014	300,000,000	300,000	-	(306,053)	(6,053)

Cancellation of founders shares	(230,000,000)	(230,000)		230,000	-
Issuance of common stock	1,792,466	1,792	174,708	-	176,500
Costs of issuance	-	-	(5,026)	-	(5,026)
Non-employee stock compensation	2,597,871	2,598	182,968	-	185,566
Dividend	-	-	-	(50,000)	(50,000)
Net loss	-	-	-	(304,751)	(304,751)

Balance, December 31, 2015	74,390,337	$74,390	$352,650	$(430,804)	$(3,764)

See accompanying notes to financial statements.

F-4

Digital Donations, Inc.

Statements of Cash Flows

	Year Ended December 31, 2015	Period from March 10, 2014 (inception) to December 31, 2014

Operating Activities
Net loss	$(304,751)	$(7,053)
Adjustments to reconcile net loss to
Net cash used in operating activities
Stock based compensation	185,566	-
Impairment of related party advances	23,621	6,416
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	45,943	-

Net Cash Used in Operating Activities	(49,621)	(637)

Investing Activities
(Advances to)/Repayments from Related Parties, net	(23,621)	(6,416)

Net Cash Used in Investing Activities	(23,621)	(6,416)

Financing Activities
Proceeds from/(Repayments to) shareholder advances, net	(751)	6,652
Dividends	(50,000)	-
Proceeds from sale of common stock	176,500	1,000
Issuance costs paid	(5,026)	-

Net Cash Provided by Investing Activities	120,723	7,652

Net Increase in Cash and Cash Equivalents	47,481	599

Cash and Cash Equivalents, beginning of year/period	599	-

Cash and Cash Equivalents, end of year/period	$48,080	$599

Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

See accompanying notes to financial statements.

F-5

Digital Donations, Inc.

Notes to Financial Statements

1.	Organization and Nature of Operations

Description of Business

Digital Donations, Inc. (the “Company”) was incorporated on March 10, 2014, under the laws of the State of New York. The business purpose of the Company is to continuously develop alternative payments and fundraising solutions that allow consumers to make a small donation as part of a financial transaction. The Company is currently developing proprietary fundraising platforms which allow non-profit organizations (“NPO” or “NPOs”) to present requests for support to potential donors, as they pay for goods and services purchased at the point of sale (“POS”) at participating merchants, ATM’s, mobile devices or via the Company’s website online.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Going Concern

The Company has incurred operating losses since inception as it has sought to develop alternative payments and fundraising solutions to its target market. As of December 31, 2015, the Company had an accumulated deficit of $430,804 and a cash balance of $48,080. During the year ended December 31, 2015, the Company incurred a net loss of $304,751, negative cash flows from operating activities of $49,621 and had shareholders’ equity (deficit) of $(3,764). These factors raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to fund future operations through additional financing from investors and/or lenders, and through October 17, had raised $205,000 (see Note 5). However, there can be no assurance that the Company will be successful in raising the additional funds needed. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F-6

Digital Donations, Inc.

Notes to Financial Statements

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Although these estimates are based upon management’s best knowledge of current events and actions that the Company may undertake in the future, actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less from the date of purchase to be cash equivalents.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risks, consist principally of cash and advances due from a related party. The Company’s cash and cash equivalents are held at one U.S. commercial bank. The Company has not experienced any losses to date related to its cash and cash equivalents.

Start-up Costs

In accordance with Accounting Standards Codification (“ASC”) 720-15-20, Start-up Costs, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Income Taxes

On January 1, 2015, the Company filed an election with the United States Treasury to be taxed under the Subchapter S provisions of Chapter 1 of the Internal Revenue Code, whereby all income and losses pass through to the shareholders. Accordingly, the Company does not record any tax asset or provision, either current or deferred.

Advertising and Promotional Costs

Advertising and promotional costs are expensed as incurred. Advertising and promotional costs totaled $1,832 and $0 for the year ended December 31, 2015 and the period from March 10, 2014 (inception) to December 31, 2014, respectively. The costs are included in other operating expenses in the accompanying statements of operations.

Software Development Costs

Software development costs are expensed as incurred until a product’s technological feasibility has been established. Any cost incurred after establishment of the products technological feasibility until its general release are capitalized. Through December 31, 2015, none of the software in development has reached a stage of technological feasibility and, accordingly, none has been released. As such, there are no capitalized software development costs on the accompanying balance sheets.

F-7

Digital Donations, Inc.

Notes to Financial Statements

Fair Value of Financial Instruments

ASC Topic 820, Fair Value Measurements and Disclosures, establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes, and prioritizes, three levels of inputs that may be used to measure fair value:

•	Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

•	Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

•	Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The carrying amounts of the Company’s financial instruments, which include cash and cash equivalents, due from related party, and accounts payable approximate their fair values at December 31, 2015 and 2014 due to their short-term nature and management’s belief that their carrying amounts approximate the amount for which the assets could be sold or the liabilities could be settled.

Pro Forma Financial Information

As discussed in above, the Company filed to be taxed as a Subchapter S Company with the Internal Revenue Service. Upon closing of the Merger (see Note 5), its tax status will change to that of a corporation. The change will result in the post-merger company becoming obligated for the tax liabilities for the portion of income generated subsequent to the date of the merger, whereas the previous income and associated liability was passed through to the Company shareholders.

Pursuant to Securities and Exchange Commission Staff Accounting Bulletin Number 1B.2 “Pro Forma Financial Statements and Earnings per Share” (“SAB 1B.2”), pro forma information on the face of the income statement has been presented which reflects the pro forma impact as if the Company had changed its tax status and capital structure at the commencement of operations on March 10, 2014 and was therefore subject to income taxes. This presentation reflects the Company generating current deferred tax asset for losses during the period presented and having the preferred shares outstanding that were given as consideration for the merger.

Recent Accounting Pronouncements

In April 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing (“ASU 2016-10”), which adds further guidance on identifying performance obligations and improving the operability and understandability of the licensing implementation guidance. The amendments do not change the core principle of the guidance in Topic 606. The amendments are effective for private companies for annual periods beginning after December 31, 2018, however early adoption is permitted. The Company is currently evaluating the impact of ASU 2016-10.

F-8

Digital Donations, Inc.

Notes to Financial Statements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”), which requires lessees to recognize the following for all leases (with the exception of short-term leases) at the commencement date: a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis and a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Certain targeted improvements were made to align, where necessary, lessor accounting with the lessee accounting model and Topic 606, Revenue from Contracts with Customers. ASU 2016-02 is effective for annual periods beginning after December 15, 2019. Early application is permitted for all public business entities and all nonpublic business entities upon issuance. Lessees (for capital and operating leases) and lessors (for sales-type, direct financing, and operating leases) must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The modified retrospective approach would not require any transition accounting for leases that expired before the earliest comparative period presented. Lessees and lessors may not apply a full retrospective transition approach. The Company is currently evaluating the impact of adopting this ASU.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”). The amendments in ASU 2014-15 are intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. Under U.S. GAAP, financial statements are prepared under the presumption that the reporting organization will continue to operate as a going concern, except in limited circumstances. The going concern basis of accounting is critical to financial reporting because it establishes the fundamental basis for measuring and classifying assets and liabilities. Currently, U.S. GAAP lacks guidance about management’s responsibility to evaluate whether there is substantial doubt about the organization’s ability to continue as a going concern or to provide related footnote disclosures. This ASU provides guidance to an organization’s management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. This standard is effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued. The Company is currently evaluating the impact of adopting this ASU.

In June 2014, the FASB issued ASU No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation (“ASU 2014-10”). The amendments in ASU 2014-10 remove the definition of a development stage entity from the Master Glossary of the ASC, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flow, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer in a development stage that in prior years it had been in the development stage.

F-9

Digital Donations, Inc.

Notes to Financial Statements

The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively. For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early application is permitted. Upon adoption, entities will no longer present or disclose any information required by Topic 915. The Company elected to early adopt ASU 2014-10, effective for the period ended December 31, 2014.

3.	Stockholders’ Equity (Deficit)

At December 31, 2015, the Company has authorized 400,000,000 shares of capital stock, consisting of 100,000,000 shares (par value of $0.001 per share) of preferred stock and 300,000,000 shares (par value of $0.001 per share) of common stock. The total number of shares of common stock issued, issuable and outstanding at December 31, 2015 and 2014 was 74,390,337 and 300,000,000, respectively.

At inception, the Company had 2,000 shares of common stock authorized with a par value of $0.01. In March 2014, the Company issued 2,000 shares of common stock at $0.50 per share to the two founders of the Company for gross proceeds of $1,000 in cash. On February 23, 2015, the Company amended its Certificate of Organization with the State of New York to increase the number of shares of authorized common stock from 2,000 to 300,000,000 and change the par value from $0.01 to $0.001, as well as authorize 100,000,000 shares of preferred stock. Also included in the amendment to the articles of incorporation was a 150,000:1 forward stock split of the common stock of the Company. The Company has shown the effect of the forward stock split and change in par value as if they had occurred at inception.

Immediately after the February 23, 2015 change was made to the articles of incorporation, the two founders cancelled 230,000,000 shares of their common stock.

In July 2015, the Company sold stock to an investor at $0.44 per share for cash proceeds of $44,000. As of December 31, 2015 those share are issuable.

In July 2015, the Company sold stock to an investor at $1.00 per share for cash proceeds of $12,500. As of December 31, 2015 those share are issuable.

In September 2015, the Company issued 349,993 shares of common stock of the Company at $0.0714 per share for cash proceeds of $25,000.

In December 2015, the Company sold stock to an investor at $0.0714 per share for cash proceeds of $95,000. As of December 31, 2015, the Company had issued 769,985 shares and was obligated to issue an additional 559,988 shares to the investor.

The issuances described above were offered to accredited investors as defined in Rule 501 and subject to exemptions provided under Rule 506 of Regulation D of the Securities and Exchange Acts.

In October and December 2015, the Company issued a total of 2,597,871 shares as compensation to non-employees for consulting services performed. The Company recorded compensation expense at a share price based on the September and December 2015 raises noted above of $0.0714 per share. Total compensation expense recorded in 2015 was $185,566.

In December 2015, the Company made a payment on behalf of the founders of the Company and has treated that payment as a dividend.

F-10

Digital Donations, Inc.

Notes to Financial Statements

4.	Related Party Transactions

During 2014 and 2015, Digital Donations, Inc. advanced funds on a net basis to a company in which the two founders of the Digital Donations, Inc. are also majority owners. As of December 31, 2014, the Company had advanced, net, approximately $6,400. As of December 31, 2015, the Company further advanced on a net basis approximately $23,600. The related entity during this period was under significant liquidity pressures and in 2016, the owners of the related entity decided to begin winding down the entity. Because of this, the Company fully impaired the net advances as of December 31, 2015 and 2014, which resulted in impairment expenses of the same amount noted above being recorded within the general and administrative expense line item on the statement of operations for the years ended December 31, 2015 and 2014.

Prior to the incorporation of the Company, the founders began work in the related entity noted above on what later was incorporated into Digital Donations, Inc. As part of that beginning work, they created and purchased the logo, trade name and trade mark that the Company now uses. However, because of the serious financial issues with the related entity, no work outside of the creation and purchase of the logo, trade name and trade mark ever commenced in the related entity. In 2016 the Company expects to enter into a transaction with the related entity to acquire the logo, trade name and trade mark and expects to issue its equity in consideration for those items due to the current liquidity situation of the Company. Because the intangible items will be purchased from a related entity, the Company will record the intangible assets purchased at the historical cost incurred by the related entity to acquire those intangibles as the purchase price.

During 2014 the founders of the Company made unsecured, non-interest bearing advances to the Company that totaled $6,652 as of December 31, 2014. During 2015, the Company made net repayments totaling $751 against those advances and as of December 31, 2015 the balance owed was $5,901. No amounts have been imputed as interest in these financial statements as the amount would be immaterial.

5.	Subsequent Events

In 2016 through October 17, 2016, the Company raised gross cash proceeds of $205,000 through the issuance of its common stock in private placements to accredited investors. The Company will issue 2,869,942 shares of its common stock for the funds received.

In March 2016, the Company issued 62,021 shares to non-employee consultants in exchange for services rendered to the Company.

In August 2016 and October 2016, the Company issued two promissory notes in the amount of $25,000 and $5,000 respectively, upon its receipt of $25,000 and $5,000 in cash, respectively, from the lender. The promissory notes are unsecured, bear interest payable quarterly at the rate of 24 percent per annum and mature 180 days after issuance.

In late December 2015, the Company entered into a contract with a significant NPO to broker credit card processing services to that NPO. As part of the Contract, the NPO was required to use equipment provided by contractors specified by DDI, of which, shipment of the equipment began in early 2016. In the last week of January 2016, the Company began recording revenue for brokering credit card transactions to the NPO. During the first half of 2016, the Company further expanded its product offerings by also entering into new contracts to broker the processing of checks.

F-11

Digital Donations, Inc.

Notes to Financial Statements

On October 7, 2016, the Board of Directors of the Company authorized the issuance of 2,100,000 shares of the Company’s common stock to 8 individuals. The shares were meant to be originally issued at founding as founders shares, but were not authorized until the board meeting noted herein.

On October 17, 2016, the Company entered into an Acquisition Agreement with Digital Donations Technologies, Inc. (“DDTI”), in which DDTI will issue 79,084,807 of its common shares to the shareholders of the Company in exchange for 100% of the then issued and outstanding shares of the Company’s common stock, and at which time the Company became a wholly owned subsidiary of DDTI. At the time of the transaction, DDTI was a reporting public shell corporation as defined by the US Securities and Exchange Commission. The effect of this transaction will be that the financials of the Company will become those of DDTI from the date of the transaction forward. In addition, the merger resulted in the cancellation of the Company’s status with the Internal Revenue Service as an S Corporation and the Company is now a C corporation, which means that on a go-forward basis, income earned by the Company will be taxed at the corporation level and not passed through to shareholders.

Subsequent to the transaction on October 17, 2016, DDTI raised gross cash proceeds of $25,000 through the issuance of 349,993 shares of its common stock in four separate private placements to one accredited investor.

F-12

PART II

Item 13. Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Registration Fees	$1,000
Edgarizing fees	$1,500
Transfer agent fees	$2,000
Accounting fee	$10,000
Legal fees	$26,000

Item 14. Indemnification of Directors and Officers

The Company’s Certificate of Incorporation, By-Laws and other contracts provide for indemnification of its officers, directors, agents, fiduciaries and employees. These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person’s position with the Company, if the person is not ultimately adjudged liable to the Company for misconduct in the action. Generally, no indemnification may be made where the person has been determined to have intentionally, fraudulently or knowingly violated the law.

The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15. Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. Such securities were issued pursuant to exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale.

Since inception, the Company has issued the following shares of common stock:

The Company issued 10,000,000 shares on its formation in May 2015 to each of James Cassidy and James McKillop of which all but 500,000 shares were redeemed pro rata.

As part of a change in control of the Company, on January 8, 2016 the Company issued 5,000,000 shares of its common stock to

Keith Orlean	2,500,000 shares
Jeffrey Marder	2,500,000 shares

In October, 2016, the Company issued 79,084,807 shares of its common stock to 38 shareholders of Digital Donations, Inc. as part of a one-for-one stock exchange in exchange for the shares Digital Donations, Inc. held by each of them.

In October and November, 2016, the Company issued an aggregate of 349,993 shares for a total consideration of $25,000 to one shareholder.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBITS

Certain exhibits listed below are incorporated by reference as so marked with the date and filing with which such exhibits were filed with the Securities and Exchange Commission)

3.1	Certificate of Incorporation (filed as exhibit to the Form 10-12G)
3.2	By-laws (filed as exhibit to the Form 10-12G)
3.3	Sample stock certificate (filed as exhibit to the Form 10-12G)
5.0*	Opinion of Counsel on legality of securities being registered
23.1**	Consent of Independent PCOAB public accounting firm.
23.2*	Consent of Attorney (filed as part of Exhibit 5.0)

*	To be filed
**	Filed herewith

Item 17. Undertakings

Pursuant to Rule 415 under the Securities Act of 1933 (as amended and updated from time to time)

The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sales securities, a post-effective amendment to this registration statement;

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        To include any additional material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3). To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

(4). That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to this offering, other than registration statements relying on Rule 403B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5). That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.:

i Any preliminary prospectus or prospectus of the undersigned registrant relating to this offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to this offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Undertaking Request for acceleration of effective date or filing of registration statement becoming effective upon filing.

The undersigned registrant hereby undertakes:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Melville, New York on November 14, 2016.

DIGITAL DONATIONS TECHNOLOGIES, INC.

/s/ Keith Orlean
Chief Executive Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Keith Orlean	Director	November 14, 2016
Keith Orlean

/s/ Jeffrey Marder	Director	November 14, 2016
Jeffrey Marder